Exhibit 99.2

Introducing ZM Capital, L.P. Albert Angrisani, President and Chief Executive Officer Jonathan Flatow, Chief Administrative Officer and General Counsel Keith Price, Executive Vice President Global ISS

Introductory Remarks from Al Angrisani Two weeks ago I stood here with Tami Reller from Microsoft and promised we would announce the new owner of the Global ISS business as soon as we could I am very happy to introduce to you today, ZM Capital ZM Capital is ready to announce the agreement to acquire the assets of Greenfield Online's Internet survey solutions (ISS) business from Microsoft, bringing us back private

ZM Capital, L.P. ZM Capital is a private equity investment partnership focused on entertainment and media investments with offices in New York and Los Angeles. The partners have extensive experience investing in and operating companies in the marketing services, business information, advertising, interactive entertainment, direct marketing, recorded music, film and television sectors The fund targets companies led by strong management teams and that are poised to capitalize on strong macro industry trends ZM Capital has followed Greenfield Online's leadership position in the ISS business with interest for several years and is very excited about the opportunity to acquire and grow the Greenfield Online ISS business going forward

Introductions Jordan Turkewitz is a partner at ZM Capital Joined ZM Capital in 2002 Specializes in marketing services, information services and interactive publishing Previously held senior leadership positions at JupiterMedia, Merrill Lynch's Media Investment Banking Group and Goldman Sachs' Mergers & Acquisitions Group Turkewitz received his MBA from Columbia Business School and holds a Bachelor of Arts degree in Government from Cornell University. Andrew Vogel is a partner at ZM Capital Private equity investor with experience at Ripplewood Holdings, McCown De Leeuw & Co., and held investment banking position at Lehman Brothers' Mergers and Acquisitions group. Vogel holds a MBA from Harvard Business School where he graduated as a Baker Scholar and a BA from Wesleyan University. Seymour Sammell is a partner at ZM Capital Previously an investment banker with CIBC World Markets U.S. Mergers & Acquisitions group and an analyst with Apax Partners, a global private equity firm. Sammell graduated with honors from Brooklyn College in December 2001 and attended select courses at New York University's Stern School of Business.

Transaction Overview Microsoft Corporation, in connection with its agreement to acquire Greenfield Online, as announced on August 29, 2008, has signed an agreement to sell the Greenfield Online Internet survey solutions (ISS) business to ZM Surveys LLC, an entity affiliated with ZM Capital, L.P. ("ZM Capital"), a private equity investment partnership focused on entertainment and media investments. ZM Capital has advised us that after the transaction it intends to keep the Greenfield Online ISS business a standalone, independent, privately-held company, and has no plans to integrate or merge ISS with any other company. Both transactions are expected to close in the fourth quarter of 2008

Why Does ZM Capital Want the ISS Business? ZM Capital is excited about the favorable industry trends, our blue chip client base and sees tremendous growth opportunities Going private is the next step in the growth and evolution of the ISS business ZM Capital recognizes the leadership position of the Greenfield Online ISS business as a standalone, independent service provider serving the data collection needs of the global marketing research industry ZM Capital is excited about working with all of you and the ISS leadership to grow and expand our business worldwide ZM Capital believes our innovative technology platform, our worldwide operations facilities, and our respondent reach are key drivers of our success now and in the future

What Does This Mean For Our Customers? ZM Capital has advised us that after the transaction, it intends for the ISS business to remain an independent, standalone company, maintaining its neutral status as a service provider to its approximately 1,000 global clients. Our valuable client relationships will continue We will continue to provide the same exceptional, industry leading, high quality products and services our clients have come to expect ZM Capital is excited about further investments in products, services, geographies and technologies that will best meet our clients' needs and enable us to grow Existing account relationships are expected to continue, uninterrupted, as they would during the normal course of business

What's Next for the Team Until the transaction closes we will remain a public company Transition planning has begun Expect onsite visits to key offices globally soon We need to maintain business continuity Focus on your customers and meeting Q3 and 2008 goals Key customers were contacted after the market closed last night We will keep you advised of new developments

What Happens Next for the Transaction? Microsoft will prepare and file a Tender Offer that will ask our stockholders to tender their shares to Microsoft for $17.50 per share. If Microsoft receives 90% or more of our outstanding shares in the Tender Offer, Microsoft will complete the merger without the need for stockholder approval. If Microsoft receives less than 90% of our outstanding stock in the Tender Offer, it has the option to either purchase shares from us so that it has 90% of our outstanding stock (the "top- Up Option") and then complete the merger, or it can cause the Company to file a proxy and seek approval for the merger from our stockholders.

What If A Reporter Or Investor Asks About The Acquisition? A press release was distributed directly to the media and the investment community SEC Rules prohibit us from talking about the transaction so we cannot answer media or investor questions. Refer them as follows: Cynthia Brockhoff 203-846-5772 cbrockhoff@greenfield.com

Additional Information Advisory and Important Additional Information This announcement is neither an offer to purchase nor a solicitation of an offer to sell shares of Greenfield Online or Microsoft. At the time the subsidiary of Microsoft commences the tender offer, it will file a Tender Offer Statement on Schedule TO with the U.S. Securities and Exchange Commission (the "SEC") and Greenfield Online will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. THE TENDER OFFER WILL BE MADE SOLELY BY THE TENDER OFFER STATEMENT. THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND ALL OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION AND SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. The Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement will be made available to all stockholders of Greenfield Online, at no expense to them. The Tender Offer Statement (including the Offer to Purchase, the related Letter of Transmittal and all other offer documents filed by Microsoft and the Company with the SEC) and the Solicitation/Recommendation Statement will also be available for free at the SEC's website at www.sec.gov. Investors and security holders are strongly advised to read both the Tender Offer Statement and the Solicitation/Recommendation Statement regarding the tender offer referred to in this press release when they become available because they will contain important information. The tender offer materials may also be obtained for free by contacting the information agent for the tender offer. Advisors disclaimer Deutsche Bank Securities Inc. acted as financial advisor to Greenfield Online in connection with the transaction. Paul, Weiss, Rifkind, Wharton & Garrison acted as legal advisor to Greenfield Online.

Additional Information Cautionary Note Regarding Forward Looking Statements Certain statements contained in this presentation, and oral statements made while delivering it, about our expectation of future events or results constitute forward-looking statements. You can identify forward-looking statements by terminology such as, "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. These statements are not historical facts, but instead represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results and financial condition may differ, possibly materially, from our anticipated results and financial condition indicated in these forward-looking statements. In addition, certain factors could affect the outcome of the matters described in this press release. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the outcome of any legal proceedings that may be instituted against us or others following the announcement of the merger agreement, (3) the inability to complete the merger due to the failure to satisfy other conditions required to complete the merger, (4) risks that the proposed transaction disrupts current plans and operations, and (5) the costs, fees and expenses related to the merger. Additional information regarding risk factors and uncertainties affecting the Company is detailed from time to time in the Company's filings with the SEC, including, but not limited to, the Company's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, available for viewing on the Company's website at www.greenfield.com. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. The information concerning ZM Capital contained herein has been provided to us by ZM Capital or has been taken from or is based on publicly available information. We have not independently verified the accuracy and completeness of the information and we have no knowledge that would indicated that any statements contained herein relating to ZM Capital provided to us or taken from or based on publicly available information are untrue or incomplete in any material respect.

Biographies - ZM Capital Jordan Turkewitz is a partner at ZM Capital He specializes in marketing services, information services and interactive publishing. Prior to joining ZM Capital in 2002, he served as Senior Director of Acquisitions and Investments at JupiterMedia Corporation where he was a senior member of the corporate development team and the investments group which focused on investments in digital publishing, software and business services companies. Before joining JupiterMedia, Turkewitz was an investment banker with Merrill Lynch's Media Investment Banking Group and Goldman Sachs' Mergers & Acquisitions Group. Prior to his positions in investment banking, Jordan co-founded and served as Chief Operating Officer of the Student Advantage Program. Turkewitz received his MBA from Columbia Business School and holds a Bachelor of Arts degree in Government from Cornell University. Andrew Vogel is a partner at ZM Capital Mr. Vogel is an accomplished private equity investor with experience in several industries and geographic markets having led transactions in the U.S., Europe and Asia. Mr. Vogel's areas of interest have included direct marketing, marketing services, advertising networks and outsourced service providers to media and entertainment companies. Prior to joining ZM Capital, Mr. Vogel was a senior investment professional at Ripplewood Holdings. Prior to joining Ripplewood, Mr. Vogel was an Associate at McCown De Leeuw & Co. a private equity firm specializing in leveraged build-ups. While at MDC, he was responsible for investments in the consumer goods, building materials and health & leisure industries, including the firm's investment in 24 Hour Fitness. Prior to joining MDC, Mr. Vogel was an investment banker in Lehman Brothers' Mergers and Acquisitions group. Mr. Vogel holds a MBA from Harvard Business School where he graduated as a Baker Scholar and a BA from Wesleyan University.

Biographies - ZM Capital, cont'd Seymour Sammell is a partner at ZM Capital Prior to joining ZM Capital, Sammell was a member of the investment banking group focusing on U.S. Mergers & Acquisitions at CIBC World Markets. At CIBC, Sammell worked on numerous public and private transactions throughout various industries. Prior to joining CIBC, Sammell worked as an Analyst at Apax Partners, a global private equity firm. At Apax, he worked closely with the Chairman, Chief Operating Officer and Director of Finance in a variety of roles including investment analysis, due diligence, budget analysis, portfolio analysis and fund raising. Sammell graduated with honors from Brooklyn College in December 2001 and attended select courses at New York University's Stern School of Business. 27